[LOGO]                                                       One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

FOR IMMEDIATE RELEASE                         CONTACT:   James A. Luksch
August 15, 2005                                          Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

               BLONDER TONGUE REPORTS 2005 SECOND QUARTER RESULTS

OLD BRIDGE,  NEW JERSEY,  August 15, 2005 - Blonder  Tongue  Laboratories,  Inc.
(AMEX:  "BDR") today  reported net sales of  $9,408,000  for the second  quarter
2005,  as compared to net sales of  $10,917,000  reported in the second  quarter
2004.

Net loss for the  second  quarter  2005 was  $641,000,  or  ($0.08)  per  share, compared  to a net  income of  $236,000  or $0.03  per share for the  comparable period in 2004.

Commenting on the second quarter 2005 results,  James A. Luksch, Chief Executive
Officer,  said, "After having such a positive first quarter,  the second quarter sales performance is disappointing. Our net sales were $18,677,000 for the first six months of 2005 as compared to $19,446,000  for the same period in 2004. Last year's net sales were favorably impacted by the recognition of $745,000 of sales revenues relating to products shipped in prior years.  Taking that into account, our  six-month  sales are  relatively  flat  compared  to last  year.  As stated
previously,  our primary  goals in 2005 are to reduce slow moving  inventory and improve our sales momentum. These goals are still attainable."

Founded  in 1950,  Blonder  Tongue  Laboratories  is a  leading  U.S.  designer, manufacturer,  and  supplier  of  a  comprehensive  line  of  broadband  systems equipment and technical  engineering  services for Voice, Video and Data service providers.  With Blonder Tongue's optimized technologies,  simplified deployment
and  qualified  technical  assistance,   the  service  provider  reduces  costs,
increases   customer   satisfaction  and  increases   profitability.   For  more
information regarding Blonder Tongue or its products, please visit the Company's
Web site at  www.blondertongue.com  or contact  the  Company  directly  at (732)
679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended  December 31, 2004 (See Item 1: Business and Item 7:  Management's  Discussion  and Analysis of Financial  Condition  and
Results of Operations and Risk  Factors),  and other filings with the Securities and  Exchange  Commission  are  incorporated  herein  by  reference.  The  words
"believe", "expect",  "anticipate",  "project", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.  Blonder  Tongue  undertakes no  obligation to publicly  revise these  forward-looking  statements to reflect events or circumstances that arise after the date  hereof.  Blonder  Tongue's  actual  results  may differ from the
anticipated  results  or  other  expectations   expressed  in  Blonder  Tongue's
"forward-looking" statements.

                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                 Three months ended     Six months ended
                                      June 30,              June 30,
                                 -------------------  ------------------------
                                 2005        2004       2005           2004

Net sales                         $9,408     $10,917    $18,677     $19,446
Gross profit                       2,859       3,080      5,386       6,021
Earnings (loss) from
  operations                        (341)        247       (944)        125
Net earnings (loss)                 (641)        236     (1,531)       (161)
Net earnings (loss) per share:
   Basic                          $(0.08)      $0.03     $(0.19)     $(0.02)
                                  $(0.08)      $0.03     $(0.19)     $(0.02)
Diluted
Weighted average shares
  outstanding:
   Basic                           8,015       8,002      8,015       7,999
   Diluted                         8,015       8,026      8,015       7,999

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                         June 30, 2005         December 31, 2004
                                          (unaudited)
                                       -------------------     -----------------
Current assets                               $17,084               $16,006
Property, plant, and equipment, net            6,058                 6,214
Total assets                                  37,942                38,156
Current liabilities                            9,873                 5,403
Long-term liabilities                          2,677                 5,830
Stockholders' equity                          25,392                26,923

Total liabilities and stockholders'
  equity                                     $37,942               $38,156

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